Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 26, 2026, relating to the financial statements of Crestone Strategic Capital Acquisition Corporation, in this Registration Statement on Form S-1 and the related Prospectus.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ HYYH CPA. LLC

Baltimore, Maryland

May 26, 2026